Exhibit 10.3

Cloud Contact Center Software

February 26, 2014

Barry Zwarenstein

Re:	Confirmation of Terms of Employment by Five9, Inc.

Dear Barry:

I am very pleased to confirm the terms of your continuing employment with Five9, Inc., a Delaware corporation (the “Company”), in the position of Chief Financial Officer. This letter (the “Clarifying Letter”) supersedes and replaces in their entirety our original offer letter with you, dated November 15, 2011 (the “Prior Letter”), and the Amendment to Offer Letter, dated March 19, 2012 (the “Amendment to Prior Letter”).

Salary. Your current base salary is $336,095 per year (as adjusted from time to time, your “Salary”), less all applicable deductions required by law, which will be payable at the times and in the installments consistent with the Company’s then current payroll practice. Your Salary is subject to periodic review and adjustment in accordance with the Company’s policies in effect from time to time.

Incentive Compensation; Benefits. You continue to be eligible to participate in the Company’s incentive compensation program as applicable to senior executives, currently at a target bonus amount of $128,655 per year. You also continue to be eligible to participate in the health and welfare benefit plans as maintained by the Company for its employees from time to time in accordance with the terms of those programs and plans. The Company reserves the right to change the terms of its programs and plans at any time.

Confidentiality. As an employee of the Company, you have access to certain confidential information of the Company and you may, during the course of your employment, develop certain information or inventions that will be the property of the Company. To protect the interests of the Company, you previously signed the Company’s standard Agreement Regarding Confidential Information, Intellectual Property, Non-Solicitation (the “Confidentiality Agreement”), the terms of which are incorporated by reference herein and continue in full force and effect.

Severance & Accelerated Vesting Benefits. We remind you that employment with the Company is on an at will basis, meaning our employment relationship can be terminated by either of us for any reason, at any time, with or without prior notice and with or without cause. As of the date of this letter, on an involuntary termination of employment, you are eligible to receive the severance

Five9, Inc.

4000 Executive Parkway, Suite 400

San Ramon, CA 94583

www.five9.com

Cloud Contact Center Software

benefits described on Attachment A to this Clarifying Letter. On the successful completion of the initial public offering of the Company’s common stock, you will become a participant in the Company’s Key Employee Severance Benefit Plan, as a Tier 2 participant, and your rights to severance and accelerated vesting on any termination of employment, whether or not in connection with a change of control of the Company, will be only as set forth in that Key Employee Severance Benefit Plan, and Attachment A will be of no further force or effect.

Section 409A. The Company intends that compensatory payments and benefits to you satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Internal Revenue Code provided under Treasury Regulations Sections 1.409A-1(b)(4), 1.409A-1(b)(5), and 1.409A-(b)(9) and will be construed to the greatest extent possible as consistent with those provisions. For purposes of Section 409A and the regulations and other guidance thereunder and any state law of similar effect (collectively, “Section 409A”), all compensatory payments made by the Company (whether severance payments or otherwise) will be treated as a right to receive a series of separate payments and will at all times be considered a separate and distinct payment. Any payments and benefits that are not exempt from application of Section 409A will be interpreted and administered so as to comply with the requirements of Section 409A to the greatest extent possible. Therefore, if you are deemed by the Company at the time of your “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h), without regard to alternative definitions thereunder) to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i), and if payments due to you on a separation from service are deemed to be “deferred compensation,” then if delayed commencement of any portion of such payments is required to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) and the related adverse taxation under Section 409A, such payments will not be provided to you until the earliest of (a) the expiration of the six month period measured from the date of your separation from service (or, if required under Section 409A, the expiration of the applicable 18 month period), (b) the date of your death or (c) such earlier date as permitted under Section 409A without the imposition of adverse taxation, and on the first business day following the expiration of such applicable Section 409A(a)(2)(B)(i) period, all payments deferred by this paragraph will be paid in a lump sum to you, and any remaining payments due will be paid as originally provided and no interest will be due on any amounts so delayed.

Outside Activities. During your employment, you will continue to devote your best efforts to the performance of your duties to the Company. You may not engage in any activity that creates a conflict of interest with those duties or the Company’s business (including any participation in a competitive business). During your employment, and with the prior consent of the Company’s Chief Executive Officer, you may serve on the board of directors of up to two companies or organizations, provided no such entity is a competitor of the Company and your service does not materially interfere with your duties to the Company.

Five9, Inc.

4000 Executive Parkway, Suite 400

San Ramon, CA 94583

www.five9.com

Cloud Contact Center Software

Entire Agreement. This Clarifying Letter constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Clarifying Letter, and supersedes any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof, including without limitation the Prior Letter and the Amendment to Prior Letter.

Please sign the enclosed copy of this Clarifying Letter in the space indicated and return it to me. Your signature will acknowledge that you have read and understood and agreed to the terms and conditions of this Clarifying Letter and the attached documents, if any. Should you have anything else that you wish to discuss, please do not hesitate to call me.

We look forward to your continued employment with the Company.

Very truly yours,

/s/ Mike Burkland
Mike Burkland,
President & Chief Executive Officer

I have read and understood this Clarifying Letter and hereby acknowledge, accept and agree to the terms as set forth above and further acknowledge that no other commitments were made to me as part of the terms of my employment except as specifically set forth herein.

/s/ Barry Zwarenstein	Date signed: February 26, 2014
Barry Zwarenstein

Five9, Inc.

4000 Executive Parkway, Suite 400

San Ramon, CA 94583

www.five9.com

Cloud Contact Center Software

Attachment A

Severance Benefits. If your employment is terminated by the Company without Cause, or by you pursuant to a Constructive Termination, you will be entitled to receive severance equal to 6 months of your base salary, payable in accordance with the Company’s customary payroll practices over those 6 months, and the Company will pay for your share of the premiums for continuation of your health benefits under COBRA for up to 6 months, as and when due to the carrier(s). All of the severance will be subject to applicable tax withholdings.

Additional Change in Control Severance Benefits. If a Change in Control (as defined below) occurs and your employment is terminated by the Company, either without Cause or due to Constructive Termination (both as defined below) at any time within a period of twelve (12) months following a Change in Control, each of your then-outstanding stock options, to the extent unvested, will immediately become vested and exercisable as to fifty percent (50%) of the then-unvested shares subject to each such option. Any portion of an option that is not vested after giving effect to the foregoing clause shall terminate as of the date of such termination of your employment.

Release and Payment Timing. You and the Company hereby acknowledge that you shall not be entitled to receive the severance benefits provided for in this letter or the acceleration of the vesting provided for in this letter unless you sign and do not revoke a general release of claims in the form provided by the Company. No severance will be paid prior to the 60th day after your termination, while waiting for the effectiveness of the release, and a lump sum catch up payment will be paid on that 60th day, with the balance paid on the original schedule.

Definitions.

“Cause” means (i) fraud, embezzlement, willful misconduct or a material violation of law that is materially detrimental to the Company or any of its affiliates; (ii) gross negligence with respect to the Company or any of its affiliates that causes material harm to the Company or any affiliate; (iii) conviction or plea of guilty or nolo contendere for a felony or a crime of moral turpitude that causes material harm to the Company’s reputation or (iv) a material breach of any provision of this letter or any provision of the Company’s Code of Conduct that is applicable to the Company’s employees; provided, however, that if a cure is reasonably possible in the circumstances, that at least 15 days’ advance written notice of such breach has been provided (which notice shall specifically set forth the nature of such breach), and failure to cure such breach within such 15-day period.

“Constructive Termination” means a material default by the Company in the performance of its obligations under the letter setting forth your terms and conditions of employment, but only if the Company does not cure such default within 30 days after receipt by the Company of written notice from you identifying the nature of the default. Material default means: (i) the assignment to you of

Five9, Inc.

4000 Executive Parkway, Suite 400

San Ramon, CA 94583

www.five9.com

Cloud Contact Center Software

any duties materially inconsistent (except in the nature of a promotion) with your position as Chief Financial Officer or a material adverse alteration in the nature or status of your responsibilities, (ii) the Company’s failure to pay compensation that is due and payable to you, or (iii) a material adverse relocation by the Company of your principal office to a location that increases your one way commute by more than 35 miles. To claim Constructive Termination, you must give the Company written notice within 60 days after the initial existence of the event or action, (B) the event or action is not reasonably cured by the Company within 30 days after the Company receives written notice, and (C) your separation from service occurs within 30 days after the end of the cure period.

“Change in Control” means the occurrence of either (i) an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, or sale of more than 50% of the outstanding voting stock of the Company), or (ii) a sale of all or substantially all of the assets of the Company (collectively, a “Merger”), so long as, in either case, the Company’s stockholders of record immediately prior to such Merger, hold less than 50% of the voting power of the surviving or acquiring entity.

Five9, Inc.

4000 Executive Parkway, Suite 400

San Ramon, CA 94583

www.five9.com